Exhibit V

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Assignment”) is entered into this 30th day of November 2005, by and between GEOLEASE PARTNERS, L.P., a Delaware limited partnership (“Assignor”), and GEOKINETICS INC., a Delaware corporation (“Assignee”), whose mailing address is One Riverway, Suite 2100, Houston, Texas 77056.

RECITALS:

WHEREAS, Assignor owns certain units of equipment (the “Equipment”) described on Exhibit A attached hereto and made a part hereof for all purposes;

WHEREAS, the Equipment is the subject matter of that certain Lease Agreement dated October 1, 1999, as amended and restated as of May 2, 2003, by and between Assignor, as Lessor, and Assignee, as Lessee (the “Lease”), a copy of which is attached hereto as Exhibit B;

WHEREAS, Assignee desires to prepay all obligations under the Lease and to acquire title to the Equipment;

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS THAT:

FOR AND IN GOOD AND VALUABLE CONSIDERATION, paid by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby BARGAIN, SELL, ASSIGN, CONVEY, TRANSFER, SET-OVER and DELIVER unto Assignee, its successors and assigns, all of the Equipment and all assignable warranties, bonds, guaranties (express or implied), indemnities and claims (collectively, the “Warranties”) issued in connection with, arising out of or relating to the Equipment. Collectively, the Equipment and the Warranties are hereinafter referred to as the “Assets”.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND, all and singular, title to the Assets unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Assignor.

1.            Assignor’s Representations and Warranties. Assignor represents and warrants to Assignee that:

(a)          Organization. Assignor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; has the requisite partnership power to carry on its business as it is now being conducted.

(b)          Authority. Assignor has all requisite partnership power and authority to execute and deliver this Assignment and to perform its obligations under this Assignment. The execution, delivery and performance of this Assignment have been duly and validly authorized by all requisite partnership action on the part of Assignor.

(c)          The Lease. The copy of the Lease attached hereto as Exhibit B is a true, correct and complete copy of the Lease.

(d)          Title. Assignor has good, indefeasible title to the Assets, which Assets are to Assignor’s knowledge, free and clear of all charges, security interests, liens, hypothecations, pledges, mortgages or other encumbrances other than the Lease.

2.            Further Assurances. Assignor agrees to prepare, execute and deliver all such documents and other instruments as may be required in order to effect the transactions described in this Assignment.

3.            Assignee’s Representations, Warranties and Covenants. As material, additional consideration hereunder Assignee agrees as follows:

(a)          Disclaimers and Waivers. ASSIGNEE ACKNOWLEDGES AND AGREES THAT, OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY ASSIGNOR HEREIN, (A) THE EQUIPMENT IS ACCEPTED BY ASSIGNEE “AS IS, WHERE IS” AND “WITH ALL FAULTS”; (B) ASSIGNEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE FOR ITS PURPOSES; (C) ASSIGNOR SHALL NOT, FOR PURPOSES OF THIS ASSIGNMENT, BE DEEMED A MANUFACTURER OR DEALER OF GOODS IN THE NATURE OF THE EQUIPMENT, (D) ASSIGNOR HAS NOT MADE, DOES NOT HEREBY MAKE, AND EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES OR COVENANTS, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION, QUALITY, DESCRIPTION, DURABILITY, DESIGN, CAPACITY, PERFORMANCE, MATERIAL OR WORKMANSHIP OF THE EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH THE SALE TO OR FOR THE PURPOSES AND USES OF THE ASSIGNEE AND (E) ASSIGNEE HAS EITHER INSPECTED THE EQUIPMENT AS FULLY AS ASSIGNEE DESIRES OR, ALTERNATIVELY, HAS REFUSED TO INSPECT THE EQUIPMENT. Assignor disclaims any liability for loss, damage or injury to third parties as a result of any defect, latent or otherwise, in the Equipment whether arising from Assignor’s negligence or in strict liability. If the Equipment is unsatisfactory for any reason, the Assignee shall make claim on the account thereof solely against the manufacturer, supplier or dealer thereof, and shall not make any claim on account thereof against Assignor, or any of its shareholders, directors, officers, agents or employees, and shall nevertheless pay to Assignor all consideration due to Assignor in connection herewith.

(b)          Representations and Warranties. Assignee represents and warrants to Assignor that (i) Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Assignee is duly qualified to do business, and is in good standing, in the State of Texas; (iii) Assignee has all requisite power and authority to execute and deliver this Assignment and to perform its obligations under this Assignment, (iv) the execution, delivery and performance of this Assignment have been duly and validly authorized by Assignee, and (v) Assignee has complied with the covenants in Section 18.1 of the Lease.

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4.	Miscellaneous. Assignor and Assignee agree that:

(a)          Counterparts. This Assignment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(b)          Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(c)          Entire Agreement. This Assignment and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

(d)          Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

(e)          Headings. The headings to Sections and other subdivisions of this Assignment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Assignment.

(f)           Amendments and Waivers. This Assignment may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Assignment on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Assignment shall not be construed as a waiver of any subsequent breach.

(g)          Severability. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(h)          Consent to Jurisdiction. Any legal action, suit or proceeding in law or equity arising out of or relating to this Assignment may be instituted in any state or federal court in Houston, Harris County, Texas, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is

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exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Assignment or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

IN WITNESS WHEREOF, this Assignment has been signed by or on behalf of each of the parties as of the day first above written.

ASSIGNOR:

GEOLEASE PARTNERS, L.P.

By:	/s/ Douglas M. Ladden Name: Douglas M. Ladden Title: President

ASSIGNEE:

GEOKINETICS INC.

By:

Thomas J. Concannon,

Chief Financial Officer

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Exhibit V

EXHIBIT A

EQUIPMENT

See Schedule 2 to the Lease attached as Exhibit B to this Assignment.

Bill of Sale – Exhibit A

Exhibit V

EXHIBIT B

LEASE

Bill of Sale – Exhibit B